EXHIBIT 10.1

WRAP-AROUND AGREEMENT

    By and Between:

SPEECHSWITCH, INC., AS ISSUER;

AND

GLYNNTECH, INC. AS AFFILIATE;

AND

EPIC WORLDWIDE; INC. AS INVESTOR

    Dated this: June 8, 2010

    WHEREAS, the Issuer desires to fulfill debt obligations owed to Affiliate in the principal amount of $25,000.00 (Twenty-Five Thousand Dollars) owed from (June 1,2009);

    WHEREAS, the Issuer owes the Affiliate $25,000.00 (Twenty-Five Thousand Dollars) for a loan from the Affiliate to the issuer secured by a Promissory Note;

    WHEREAS, the Issuer does not have the disposable cash to satisfy those obligations;

    WHEREAS, the Issuer and the Affiliate are willing to act as surety to the fulfillment of the debt assignment as a material inducement;

    WHEREAS, the Investor desires to modify the existing debt structure with new terms and conditions, which reasonable terms and conditions are hereby agreed to by the Issuer and the Affiliate as a material inducement;

    WHEREAS, to effectuate this understanding, and facilitate in the mechanizations of the new terms and conditions, the parties agree to enter this Wrap-Around Agreement;

    WHEREAS, the original Debt instrument, as defined below, shall he incorporated herein by reference; Schedule A, Resolution of Authority, Schedule B, Promissory Note, is annexed hereto and incorporated herein.

    NOW WHEREFORE the following terms and conditions are hereby agreed to;

    1.  Assignment of Debt- The affiliate hereby assigns the debt to the Investor from the inception of the debt, together with unpaid principal and unpaid accrued interest thereon;

       1.1. The Issuer hereby accepts said assignment to the Investor;

       1.2. As consideration for the assignment, the Investor hereby renders the consideration of $25,000.00 (Twenty-Five Thousand Dollars) in the form of a Note; See Schedule B

1.2.1. The terms of the Note are to be payable within 12 months, but under no circumstances shall the Note be satisfied except subject to ¶ 2.3 Modification 3, Call Provisions, hereunder.

       1.3. The Debt consists of $25,000.00 (Twenty-Five Thousand Dollars) for a loan from the Affiliate to the issuer, secured by a Promissory Note; (June 1, 2009) (the 'Debt");

        1.3.1. The Issuer hereby agrees, acknowledges, consents and stipulates, that full consideration bas been rendered for said Debt and hereby waives any and all objections thereto;

        1.3.2. The terms of the Debt are substantially similar to a line of credit in so much as:

        1.3.3. The term, of the Debt is ongoing until satisfied;

1.3.4. The Payment of the Debt shall be the amortization of the Debt, plus any Additional Debt, plus Interest thereon, accrued from the relevant period(s) in to a three year payment structure;

        1.3.5. Additional Consideration may come on an ongoing basis between the Investor, Affiliate, and the Issuer and accrued as Debt, subject to work-out between all parties.

     1.4 THE ISSUER AND THE AFFILIATE HEREBY BOTH AGREE TO BE JOINTLY AND SEVERALLY LIABLE WITH FULL RECOURSE IN THE EVENT OF DEFAULT TO INVESTOR;

2.
Modification of Terms and Conditions -The terms of this wrap-Around Agreement shall govern and supersede the original Debt instrument. If at all possible, these two instruments, this wrap-Around Agreement and the original debt agreement, their terms and conditions therein, respectively, should be read in a manner whose interpretation results in a harmonious and synergistic result. Failing the harmonious interpretation, if any terms in these agreements shall be found to be irreconcilable, the terms in this instant Wrap-Around Agreement shall govern and control the Debt Instrument.

2.1 Convertibility –The terms and conditions of the underlying Debt shall be so modified or amended as to include a convertibility provision allowing the Investor to convert into common voting stock at the price of 50 % discount of the average three deep bid on the day of conversion.

2.1.1 Fractional Conversion -This wrap-Around Agreement shall be convertible in whole or in part into Conversion Shares. The remaining balance of the Debt shall continue to accrue interest and inure normally.

    2.2.           Interest Rate -The interest rate shall be 15% per annum, compounded, applicable retroactively to the date of this agreement;

2.3. Call Provision -The Issuer shall have the rights to repurchase all remaining Debt plus any additional Debt at 150% of the Debt and Additional Debt; within the first year of the execution hereof, and 130% thereafter

2.4. Anti-Dilution - The Issuer herby represents and Warrants that any issuance, modification or creation of any class of security, or the granting of any beneficial interest in a security of the Issuer that will have a net dilutive effect on the Investor, in regards to this instant Agreement, (e.g. granting an option, warrant, new issuance, preferred class convertible into common, etc.) will grant the Investor additional debt onto the Debt in pecuniary compensation of the net dilutive effect on the Investors position and interest.(“ADDITIONAL Debt")

2.5. Default Provisions –If the Issuer or the Affiliate Shall suffer a material adverse event, the Investor shall have the right to call for adequate assurances from both the issuer and the Affiliate reasonable and prudent as circumstances warrant. Failure to produce such adequate assurances within a reasonable period of time shall result in default.

2.5.1 EXAMPLES OF MATERIAL ADVERSE EVENT: a) deregistration by the Issuer, either voluntary or involuntary; b) bankruptcy, a meeting of creditors, or the consultation of an attorney regarding bankruptcy.

2.5.2 Entrance in Default -Upon a default event, the Issuer and the Affiliate shall be jointly and severally liable for the remaining Debt.,

2.5.3. Default Interest -Upon a default event, the interest rate shall be 24.99% per annum, compounded, effective retroactively since the inception of this agreement, less any converted amount, calculated as any conversion shares will be offset against the Debt nearest in time.

       2.5.4           Nonpayment -any missed conversion, or several missed conversions shall constitute a default event.

2.6 Denovo of Debt and Extension of Payment Period - The Issuer hereby renews and affirms the debt as a legally binding obligation, regardless of any termination date or statute of limitation, and hereby extends the Debt for 5 years from the execution hereof, or the depletion and satisfaction of the Debt with all accrued interest thereon.

2.7. Transfer Agent Irrevocable Instructions -The Issuer hereby irrevocably instructs their Transfer Agent; current or successor, to issue said conversion shares upon request by Investor and waives all objections thereto.

2.8. Demand Registration Rights -The Issuer hereby grants the right to the Investor to register any and all issuances, past, present and future, if the Investor shall request the registration thereof and the Issuer does not comply within 30 days, nor takes reasonable steps to comply therewith within 10 days, Implied rights to the Demand registration shall include, but not be limited to:

2.8.1 Limited Power of Attorney to act as signatory for any and all registration statements.

2.8.2 Recoupment of Registration Fees –If the Investor shall invoke his rights under the demand Registration, all fees, costs, and disbursements, inclusive of attorney's fees, shall be added onto Debt as Additional Debt.

2.9. Jurisdiction and Venue -All Parties hereto consent to the Debt instrument and resultant Wrap-Around Agreement having jurisdiction within the State of Florida, County of Seminole.

2.10. Legal Opinion(s) ~ The Legal Opinion(s) rendered pursuant to the terms and conditions, and resultant from this Wrap-Around Agreement, shall be construed for the entire conversion process of the Debt, should full conversion occur. Issuer and Affiliate hereby agree, acknowledge, accept, consent, and stipulate that any Legal Opinion acceptable to the Investor in a timely fashion, then the Investor shall have the right to cause to be furnished their own Legal Opinion and Issuer and Affiliates hereby waives all rights to object thereto except for blatant and generally accepted misstatements or omissions of fact, law or application thereof. The costs of the Legal Opinion shall be deducted from the funds used to purchase the first tranche.

    3.         Representation and Warranties -
      3.1. Issuer-The Issuer hereby represents and warrants thee following material inducements:
        3.1.1. Hold a reserve of authorized shares for the issuance of conversion shares;

3.1.2. The Issuer has no objection to, and hereby waives all objections, to a reasonable legal opinion regarding the free trading nature of the conversion shares or the mechanics of the transaction;

3.1.3. All services constituting the Debt have been fully rendered for legitimate business purposes;

    3.2.           Affiliate -The Affiliate hereby represents and warrants the following material inducements;

3.2.1. Affiliate -The Affiliate will if necessary furnish a legal opinion regarding the free trading nature of the conversion shares and the mechanics thereof;

3.2.2 The services constituting the debt have been fully rendered for legitimate business purposes;

4.     Miscellaneous

4.1 Execution -this Agreement may be executed in counterparts, each taken in conjunction equating to a fully executed agreement; facsimile and scanned signatures may be accepted in lieu of original manual signatures;

4.2 Severability -This Agreement is not severable. If any term in this Wrap-Around Agreement is found by a court of competent jurisdiction to be unenforceable, then the entire Wrap-Around Agreement shall be rescinded, the consideration proffered by the Investor shall be returned in its entirety and any conversion shares shall be forfeit.

4.3 Legal fees -Legal fees for the production of this Wrap-Around Agreement shall be deducted from the funds used to purchase the first tranche. Any legal fees spent resultant and as a proximate cause of this Wrap-around Agreement, subsequent and separate from the creation hereof, shall be borne by the Issuer and the Affiliate, which shall be inclusive of any Legal Opinion caused to be furnished by the Investor in the event the Affiliate fails to render a Legal opinion acceptable to the Investor, which acceptance therefore shall not be unreasonably withheld.

4.4 Jurisdiction and Venue -The jurisdiction and venue for this Wrap-Around agreement shall be within the state of Florida, County of Seminole.

4.5. Modification -This Wrap-Around Agreement and debt may only be modified in a writing signed by all Parties.

NOW THEREFORE, all the Parties hereby agree, accept, acknowledge, consent and stipulate to the terms and. conditions contained herein for the mutual promise and consideration stated herein:

“ISSUER”	“AFFILIATE”

SpeechSwitch, Inc.	GlynnTech, Inc.

/s/ Kenneth P. Glynn	/s/ Alex P. Glynn
Signature	Signature

Kenneth P. Glynn, President and Secretary	Alex P. Glynn. Vice President

Print Name and Title	Print Name and Title

"INVESTOR"

Epic Worldwide, Inc.

/s/ Edward R. Miers

Edward R. Miers, President

SCHEDULE A

SPEECHSWITCH, INC.
RESOLUTION OF THE BOARD OF DIRECTORS

Dated: June 8, 2010

WHEREAS, a meeting of the board of directors was held on the aforementioned date and the following concerns and subsequent resolutions were passed by the board of directors;

WHEREAS, SpeechSwitch, Inc. (the Company) does not have the sufficient means to satisfy certain obligations specified in the Wrap-Around Agreement;

WHEREAS, the Company would like to satisfy those obligations via modification of the original terms and conditions of said obligation and the inclusion of a third party; specifically the Investor so specified in the Wrap-Around Agreement;

NOW WHEREFORE the Company makes the following Resolutions in furtherance thereof:

RESOLVED that Kenneth P. Glynn is an authorized signatory and vested with the power and authority to bind the Company (referred to in the wrap-Around Agreement as the "Issuer'');

RESOLVED that the aforementioned party hereby bind the Company to the terms and conditions of the wrap-Around Agreement, incorporated by reference herein.

NOW THEREFORE, there was no further business arid the meeting was adjourned.

Attested to:

/s/ Kenneth P. Glynn
Signature
Kenneth P. Glynn, President and Secretary
SpeechSwitch, Inc.

SCHEDULE B-PROMISSORY NOTE
1. Names:

Investor:	Edward R. Miers
Epic Worldwide, Inc.
160 E. Lake Brantley Dr.
Longwood, FL 32779

Issuer:	Kenneth P. Glynn, President and Secretary
SpeechSwitch, Inc.
6 Minneakoning Rd.
Flemington, NJ 08822

2.     Promise to Pay.
In consideration of the debt listed in the “Wrap Around Agreement" (incorporated herein by reference), permitting the Issuer to fulfill debt obligations due and owed to the Affiliate, the Investor agrees to purchase the debt due and owed the Affiliate from the Issuer for $25,000.00 (Twenty-Five Thousand Dollars).

3.	Principal Payment.
Issuer will pay the principal in full on or before June 8, 2011, together with any accrued interest. No interest shall accrue for the first 60 days from the date of this agreement. Outstanding principal will accrue interest at the rate of 15% (fifteen percent) per annum.

4.	Collection Costs.
If Investor prevails in a lawsuit to collect on this note, Issuer will pay Investor's costs and lawyers' fees in an amount the court finds to be reasonable.

5.
Notices. All notices must be in writing. A notice may be delivered to Issuer or Investor at the address specified in section 1, above, or to a new address Issuer or Investor has designated in writing. A notice may be delivered:

(1)	in person
(2)	by certified mail, or
 (3)  by overnight courier.

6.	Governing Law.
This promissory note will be governed by and construed in accordance with the laws of the state of Florida

7.	Severability.
If any court determines that any provision of this promissory note is invalid or unenforceable. any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated: June 8, 2010

By: /s/ Edward R. Miers
Edward R. Miers
Epic Worldwide, Inc.
160 E. Lake Brantly Dr.
Longwood, FL 32779

By: /s/ Kenneth P. Glynn
Kenneth P. Glynn, President and Secretary
SpeechSwitch, Inc.
6 Minneakoning Rd.
Flemington, NJ   08822